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                                                                     EXHIBIT 11

COMPUTATION OF PER SHARE EARNINGS
                                                        YEAR ENDED OCTOBER 31,
                                                      1996      1995       1994
                                                      ----      ----       ----
                                                 (IN THOUSANDS EXCEPT PER-SHARE DATA)
PRIMARY
-------
    Average shares outstanding..................    14,916     15,381     15,146
    Net effect of dilutive stock options -
        based on the treasury stock
        method using average market price.......       340        201        181
                                                  ---------  ---------  --------
                    Total.......................    15,256     15,582     15,327
                                                  =========  =========  ========

    Income from continuing operations
        before extraordinary items..............  $ 15,356   $ 24,282   $ 17,812
    Preferred stock dividends and adjustments...    (2,058)    (2,084)    (2,097)
                                                  ---------  ---------  ---------
    Income applicable to common stock...........  $ 13,298   $ 22,198   $ 15,715
                                                  =========  =========  ========
    Per share amount............................     $0.87      $1.42      $1.03

    Income from discontinued operations.........  $  6,083   $  6,101   $  7,269
    Per share amount............................     $0.40      $0.40      $0.47

    Extraordinary items.........................  $ (4,044)  $      0   $      0
    Per share amount............................    ($0.26)     $0.00      $0.00

    Net income..................................  $ 17,395   $ 30,383   $ 25,081
    Preferred stock dividends and adjustments...    (2,058)    (2,084)    (2,097)
                                                  ---------  ---------  ---------
    Income applicable to common stock...........  $ 15,337   $ 28,299   $ 22,984
                                                  =========  =========  ========
    Per share amount............................     $1.01      $1.82      $1.50

FULLY DILUTED
-------------
    Average shares outstanding..................    14,916     15,381     15,146
    Net effect of dilutive stock options -
        based on the treasury stock method
        using the year end price, if higher
        than average market price...............       478        202        266
    Common share equivalents:
        Series B Preferred......................     1,545      1,302      1,308
                                                  ---------  ---------  --------
                    Total.......................    16,939     16,885     16,720
                                                  =========  =========  ========

    Income from continuing operations
        before extraordinary items..............  $ 15,356   $ 24,282   $ 17,812
    Preferred stock (Series B) dividends
        rate adjustment.........................    (1,223)    (1,420)    (1,474)
                                                  ---------  ---------  ---------
    Income applicable to common stock...........  $ 14,133   $ 22,862   $ 16,338
                                                  =========  =========  ========
    Per share amount............................     $0.83      $1.35      $0.98

    Income from discontinued operations.........  $  6,083   $  6,101   $  7,269
    Per share amount............................     $0.36      $0.37      $0.43

    Extraordinary items.........................  $ (4,044)  $      0   $      0
    Per share amount............................    ($0.24)     $0.00      $0.00

    Net income..................................  $ 17,395   $ 30,383   $ 25,081
    Preferred stock (Series B) dividends
        rate adjustment.........................    (1,223)    (1,420)    (1,474)
                                                  ---------  ---------  ---------
    Income applicable to common stock...........  $ 16,172   $ 28,963   $ 23,607
                                                  =========  =========  ========
    Per share amount............................     $0.95      $1.72      $1.41

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